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                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective the 1st day of March ______ 1999 by and between WebcastMedia.net Corporation, (the "Consultant"); whose principal place of business is 2 Alhambra Plaza, Penthouse 1C, Coral Gables, Florida and Medalion Services Inc. (the "Client") whose principal place of business is 7 Rock Hollow Road, Plandome Manor. New York, 11030.

WHEREAS, Consultants is in the business of providing services for internet based public relations; and

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to (the "Client"), such services as may be needed; and

WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to the Client as hereinafter described an the terms and conditions more fully set forth below

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Consulting Services- The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client such services as set forth on Exhibit A, attached hereto and by reference incorporated herein.

     It is acknowledged and agreed by the Client that consultant carries no professional licenses, other than any that may be listed on Exhibit A; and it is not rendering legal advice or performing accounting services, no acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws. It is further acknowledged and agreed by the Client that the services to be provided to the Client hereunder are presentl not contemplated to be rendered in connection with the offer and sale of Securities in a capital raising transaction; althought Client may request services of Consultant therefor and have reached a basis for compensation if such additional services are rendered. The services of consultant shall not be Exclusive nor shall be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2. Independent Contractor. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement

     The Client shall not be liable to third parties for the acts of Consultant or its servants or agents, in performing the consulting duties hereunder, except in the case of damages or injuries acting on behalf of the Client. The Client shall not make social security, workers' compensation or unemployment insurance payments on behalf of

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     Consultant The parties hereto  acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder- Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

3. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant

4. Term of Agreement. The term of this Agreement shall be six (6) months, commencing on the date of this Agreement, both subject to prior termination as hereinafter provided.

5. Compensation. In full consideration of the services to be provided for the Client by the Consultant as fully set forth in Exhibit A, the Client agrees to compensate Consultant in the manner set forth in Exhibit B.

6. Expenses. The Client shall reimburse the Consultant for all pre-approved expense$ and distributions incurred by the Consultant on behalf of the Client in connection with the performance of consulting services pursuant to this Agreement Consultant shall be solely responsible for all expenses and disbursement anticipated to be made in connection with its performance under this Agreement

7.   Termination,

     (a) Consultants relationship with the client hereunder may be terminated at any time by mutual written agreement of the parties hereto.

     (b) This Agreement shall terminate upon the dissolution, bankruptcy or insolvency of the Client.

     (c) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of written notice of such default.

     (d)  Without excusing the Clients obligations under Section 5 herein above.

Consultant shall have the right and discretion to terminate this Agreement should the Client violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of this Client.

     (e) This Agreement may be terminated after specific written notice, the continuation or doing of

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     (i)  Any willful breach of duty by Consultant;

     (ii) Any material breach by Consultant of the obligations in Section 9;

     (iii)Any material acts or events which inhibit Consultant from fully performing its responsibilities under this Agreement in good faith

8. Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, -and the Client shall retain no claim of authorship therein.

9. Confidentiality. The consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to the secrecy agreement, protection order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administration process.

10. Disclaimer of Warranty. Consultant is proud of its record in providing state-of-the-art reliable services, but Consultant MAKES ABSOLUTELY NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF NOW INFRINGEMENT,MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. CONSULTANT CANNOT GUARANTEE CONTINUOUS SERVICE, SERVICE AT ANY PARTICULAR TIME, INTEGRITY OF DATA STORED OR TRANSMITTED VIA ITS SYSTEM. NEITHER CONSULTANT NOR ANYONE ELSE INVOLVED IN PROVIDING SERVICES PURSUANT TO THIS AGREEMENT WILL BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY CLAIMS OR DAMAGES OF ANY KIND (DIRECT, CONSEQUENTIAL, SPECIAL, OR ANY OTHER) THAT ARISE OUT OF THE USE OR INABILITY TO USE SUCH SERVICES, whether or not resulting from fault or negligence on Consultant's part, even if Consultant has been advised as to the possibility of such damages- Some Jurisdictions may prohibit certain disclaimers, so the above disclaimers may not apply. Client's local jurisdiction's laws will apply only to the extent they override this agreement.

11. Conflict of Interest. The Consultant shall be free to perform services for other clients and/or persons. The consultant will notify the Client of its performance of consultant services for any other client and/or person, which could conflict with its obligations under the Agreement Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultants outside consulting activities; failure to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the Clients ratification and ongoing consent to the consultant's outside consulting services.

12. Disclaimer of Responsibility for Act of the Client. The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice

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     to the Client in the form of  services.  In no event  shall  Consultant  be required by this Agreement to represent or make management decisions for the Orient. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client or
     such   affiliates  and   subsidiaries,   and  Consultant   shall  under  no
     circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such acts or omissions.

13. Indemnity by the Client The Client shall protect, defend, indemnify and hold Consultant and Its, assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; or (b) any legal action, including any counterclaim, representation, warranty, covenant or agreement made by or against the Client herein; or (e) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client.

14. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

15. Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

16. Assignment. This Agreement and the right and obligations of the consultant hereunder shall not be assignable without the written consent of the Client.

17. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all sub and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

18. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein,

19. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understanding, agreements and negotiations between the parties.

20. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the

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     parties hereto.  Each party hereto,  may waive any of its rights  hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

21. Binding Arbitration. As concluded by the parties hereto upon the advice of counsel, and as evidenced by the signatures of the parties hereto and the signatures of their respective attorneys, any controversy between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this agreement, shall on the written request of one party served upon the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the Federal Arbitration Act as it may be amended; provided, that Arbitration shall be conducted in Coral Gables, Florida and be conducted by the American Arbitration Association ("AAA')- The FAA rules shall apply, and the AAA rules shall apply if not in conflict with the FAA rules. All evidence shall be subject to the Federal Rules of Civil Evidence (FRCE). In the event of a conflict between the FAA rules and the FRCE rules, the arbitrators will defer to the FRCE rules as superceding rules.

22. Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but a of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT

WebcastMedia.net Corporation

BY   /s/
DATE 3/1/99



CLIENT

Medalion Services Inc.

By   /s/
DATE 3/1/99

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EXHIBIT "A"

Consultant agrees to provide the following services to clients

Consultant shall provide services to Client as an independent management consultant. Consultant shall make itself available to consult with the board of directors, officers, employees and representatives and agents of the Client at reasonable times, concerning matters pertaining to internet based public relations. Consultant may, at the request of the Client assist in the preparation of written reports on such matters.

Consultant does not undertake as part of this Agreement to provide loans, investments or financing for the Client, although such financial benefits may be made available to Client during the course of consultant's engagement, and which Will be compensated as additional compensation.

Consultant will not perform any activities that could subject Consultant or Client to any abnegation, of violations of Federal or applicable state securities law.

Consultant will also provide the following optional services:

Produce & Manage Effective Internet Media Relations Campaign:

Consultant,  WebcastMedia.net,  produces  two  financial  Web sites  designed to provide clone stop shopping' for the online investor's financial information needs: WallStreetTicker.com and WallStSmallCap.com. (the "Consultant's Web Sites") Wall Street Ticker and Wall St Small Cap offer access to quotes, online brokers, financial charts, corporate profiles and press releases while furnishing pertinent corporate information to the public. Roth sites are provided to help companies gain exposure, increase volume and lower their cost of capital

Consultant will create and produce an in-depth corporate profile along with key management biographies, press releases, and banner ads that will be featured throughout Consultant's Web Sites. The profile will also be distributed to Wall St-Small Cap's and Wall Street Ticker's online subscribers via e-mail broadcasting. Each profile can be updated on a monthly or quarterly basis as deemed necessary.

Produce & Manage Corporate World Wide Web Site:

Consultant will design, construct and service Client's World Wide Web Site. Consultant will host the site on its Silicon Graphics Origin 200 Web Server. Consultants systems are hosted and maintained in a Unix operating environment and connectivity to the Internet is provided by a "T1" line.

At Client's request, Consultant will acquire an Internet Second-Level Domain Name ("SLD"), from the US InterNIC or successor registar only, on behalf of Customer. Such a request by Client and/or Client's acceptance or use of the SLD obtained by Consultant shall in all cases constitute Client's waiver of any and all claims which it may have, or which may later arise, against Consultant for any loss, damage, claim or expense arising out of, or related to, the acquisition, registration, and/or use of such SLD.

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Media Management:

Consultant will coordinate and manage the buying & placing of print media in various segments of the financial media including the New York Tunes and the Wall Street Journal.

Press & News Releases:

Consultant will help produce and distribute new press releases and corporate profiles via e-mail broadcasting to Wall Street Ticker's and Wall St. Small Cap's online subscriber base and to over 50,000 media sources across the U.S.

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DUTIES OF THE COMPANY

a.   Provide Executive Summary

b.   Provide Mission statement

c.   Need:

     1.   Why location chosen?

     2.   Type of facility

     3.   Work Flow Chart

     4.   Press Releases issued during the last three years

     5.   Product brochures and other marketing materials

     6. Any recent analysis of the Company prepared by the Company, investment bankers. consultants, accountants or others.

d.   Competition (Who they are) (Where they are located)

e. Operating table of organization 1. Services to be provided 2. Marketing strategy 3. Target Market

f. Key Management (Resumes on all principals of company to include: name, address, telephone number, and title. Social Security number, date of birth, place of birth, address for last five (5) years, education, business experience)

g.   Equipment

h. Financial information needed, prepared by an accountant 1. Years 1-3 Cash Flow forecast 2. Years 1-3 Income Statements 3. Use of Proceeds

i.   Potential customer list

j.   Documentation

     1.   Accountant

     2.   Corporate Books and Information

     3.   Any existing contracts

     4.   Articles of Incorporation and By-laws

     5.   Confidential Structure review


k. Pay Consultant according to the schedule provided herein.

l. Hold the Consultant harmless for all actions it makes in good faith based on information provided by the Company.

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